Section 2: EX-99.1 (PRESS RELEASE)
Exhibit 99.1

July 26, 2012
News Release
FOR IMMEDIATE RELEASE
For more information contact:
Susan K. Still, President and CEO, 540-278-1705
Charles W. Maness, Jr. Executive Vice President and CFO, 540-278-1702

HomeTown Bankshares Reports Positive Operating Results
Roanoke, VA

HomeTown Bankshares Corporation, the holding company of HomeTown Bank, reported pre-tax earnings from operations of $586,000 for the second quarter ended June 30, 2012 and a pre-tax profit of $1.24 million for the six months ended June 30, 2012.  These results compared to a pre-tax profit of $590,000 for the second quarter of 2011 and a pre-tax profit of $852,000 for the first six months of 2011. The recognition of deferred tax assets of $2.9 million, reduced by current period tax expense, added a net tax benefit of $2.5 million during the first half of 2012 which resulted in net income available to shareholders of $3.75 million thru June 30, 2012 vs. $852,000 in net income for the first six months of 2011.  After dividends of $304,000 for the first six months of 2012, net income available to shareholders amounted to $3.45 million vs. $551,000 thru June 30, 2011 after dividends of $301,000.  On a per share basis, net income available to common shareholders for the first six months of 2012 was $1.06 per share vs. $0.17 per share in 2011.

Steady improvement in the Company’s net interest margin enhanced second quarter earnings in 2012 with net interest income increasing 11% during the second quarter of 2011 and 12% for the six months ended June 30, 2012 over comparable periods in 2011.  The Company’s net interest margin increased to 3.86% in the second quarter of 2012 from 3.47% in the second quarter of 2011.  Continued growth in lower cost core deposits and a corresponding reduction in funding costs contributed to the improved margin during the second quarter and for the first six months of 2012.

Non-interest income was up 37% for the quarter ended June 30, 2012 and 40% for the first six months of 2012 vs. 2011 due to a sizable increase in mortgage loan brokerage fees as well as an increase in transaction account income from the growth in demand deposit accounts.

These notable increases in net interest income and non-interest income were the primary contributors to the Company’s improved year-to-date financial performance for 2012. “The momentum that we established in 2011 in growing our net interest margin, growing our mortgage loan business and stabilizing our loan portfolio has continued to be realized during the first half of 2012. Preserving a healthy net interest margin, increasing our non-interest income, moderately expanding our loan portfolio and steadily improving overall loan quality will remain our primary focus for the remainder of 2012,” said Susan K. Still, President and CEO.

Balance Sheet

Total assets of the Company grew to a record level of $376 million for the quarter ending June 30, 2012, up from $353 million at June 30, 2011 and $361 million at December 31, 2011. Loan growth was the major contributor to asset growth through the second quarter of 2012, increasing $13.3 million or 5.3% since December 31, 2011. Loan growth is expected to increase moderately during the remainder of 2012.  Total deposits increased 3.9% or $12.1 million to $319.7 million at June 30, 2012 and $18.5 million or 6.1% from $301.2 million at June 30, 2011.  A 21% increase in non-interest bearing deposits during the first six months of 2012 contributed to the continued reduction in funding costs during 2012. “We continue to be quite pleased with the strong growth in demand deposit accounts representing an increase in both our consumer and commercial marketshare thus far in 2012,” said Ms. Still.  Total Equity increased $2.8 million in the first two quarters due to net earnings, including the recognition of deferred tax assets, and HomeTown Bank remains a well capitalized bank.

Asset Quality

Non-performing loans amounted to 1.19% at June 30, 2012 vs. 0.76% at June 30, 2011.  Non-performing assets were 3.19% of total assets at June 30, 2012 vs. 2.51% at June 30, 2011.  Net loan losses amounted to $550,000 for the first six months of 2012 vs. $1.03 million for a comparable period in 2011 while the allowance for loan losses totaled $4.13 million or 1.57% of the loan portfolio at June 30, 2012 vs. $4.3 million and 1.69%, respectively, at June 30, 2011.

HomeTown Bankshares Corporation offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals.  The Bank serves the Roanoke and New River Valleys and Smith Mountain Lake through five branches and a loan production office.  A high level of responsive and professionalized service coupled with local decision-making is the hallmark of its banking strategy.

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Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for the year-to-date and quarter ending June 30, 2012)

HomeTown Bankshares Corporation
Consolidated Balance Sheets
June 30, 2012 and December 31, 2011

	Unaudited				Unaudited
In Thousands, Except Share and Per Share Data	6/30/2012	12/31/2011	Change	% Change	6/30/2011
Assets
Cash and due from banks	$12,618	$12,529	89	0.7%	$11,983
Federal funds sold	10,789	10,363	426	4.1%	9,288
Securities available for sale, at fair value	69,097	69,207	(110)	-0.2%	59,672
Restricted equity securities, at cost	2,439	2,390	49	2.1%	2,467
Loans, net of allowance for loan losses of $4,131 in 2012 and $3,979 in 2011	258,232	245,100	13,132	5.4%	251,812
Property and equipment, net	9,523	9,582	(59)	-0.6%	8,565
Other real estate owned, net of valuation allowance of $156 in 2012 and $331 in 2011	8,888	9,562	(674)	-7.0%	6,921
Deferred tax asset, net	2,303	-	2,303	-	-
Accrued income	1,425	1,372	53	3.9%	1,176
Prepaid FDIC insurance	241	473	(232)	-49.0%	648
Other assets	879	597	282	47.2%	750
Total assets	$376,434	$361,175	15,259	4.2%	$353,282

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$32,458	$26,822	5,636	21.0%	$20,910
Interest-bearing	287,290	280,814	6,476	2.3%	280,321
Total deposits	319,748	307,636	12,112	3.9%	301,231
Short term borrowings	465	449	16	3.6%	197
Federal Home Loan Bank borrowings	19,000	19,000	-	0.0%	19,000
Accrued interest payable	399	435	(36)	-8.3%	656
Other liabilities	961	567	394	69.5%	567
Total liabilities	$340,573	$328,087	12,486	3.8%	$321,651

Commitments and contingencies	—	—			—

Stockholders’ Equity:
Preferred stock, $1,000 par value; 10,000 shares of series A and 374 shares of series B authorized, issued and outstanding at June 30, 2012 and December 31, 2011	10,374	10,374	-	0.0%	10,374
Discount on preferred stock	(179)	(217)	38	-17.5%	(252)
Common stock, $5 par value; authorized 10,000,000 shares, issued and outstanding 3,262,518 (includes 29,178 restricted shares) at June 30, 2012, and 3,241,547 (includes 8,207 restricted shares) at December 31, 2011	16,167	16,167	-	0.0%	16,167
Surplus	15,472	15,458	14	0.1%	15,452
Retained deficit	(7,128)	(9,773)	2,645	-27.1%	(10,805)
Accumulated other comprehensive income	1,155	1,079	76	7.0%	695
Total stockholders’ equity	35,861	33,088	2,773	8.4%	31,631
Total liabilities and stockholders’ equity	$376,434	$361,175	15,259	4.2%	$353,282

HomeTown Bankshares Corporation
Consolidated Statements of Operations
Three and Six Months Ended June 30, 2012 and 2011
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
In Thousands, Except Share and Per Share Data	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$3,431	$3,552	$6,809	$7,065
Taxable investment securities	433	507	911	936
Nontaxable investment securities	9	-	12	-
Federal funds sold	2	8	6	16
Dividends on restricted stock	21	15	39	32
Other interest income	16	4	21	4
Total interest income	3,912	4,086	7,798	8,053

Interest expense:
Deposits	581	1,034	1,221	2,119
Preferred stock dividends	-	-	38	-
Other borrowed funds	97	132	212	265
Total interest expense	678	1,166	1,471	2,384
Net interest income	3,234	2,920	6,327	5,669

Provision for loan losses	512	266	702	514
Net interest income after provision for loan losses	2,722	2,654	5,625	5,155

Noninterest income:
Service charges on deposit accounts	64	63	138	125
Mortgage loan brokerage fees	78	11	152	35
Rental income	37	26	74	60
Gain on sale of investment securities	127	125	127	129
Other income	100	71	177	129
Total noninterest income	406	296	668	478

Noninterest expense:
Salaries and employee benefits	1,267	1,252	2,494	2,468
Occupancy and equipment expense	310	323	635	655
Data processing expense	168	146	335	283
Advertising and marketing expense	77	61	197	136
Professional fees	108	66	194	169
Bank franchise taxes	33	46	69	102
FDIC insurance expense	122	163	243	352
Loss on sales and writedowns of other real estate	32	17	35	35
Other real estate owned expense	72	38	177	111
Other expense	353	248	670	470
Total noninterest expense	2,542	2,360	5,049	4,781
Net income before income taxes	586	590	1,244	852
Income tax expense (benefit)	196	-	(2,506)	-
Net income	390	590	3,750	852
Dividends accumulated on preferred stock	134	133	267	266
Accretion of discount on preferred stock	18	17	37	35
Net income available to common shareholders	$238	$440	$3,446	$551

Earnings per common share, basic and diluted	$0.07	$0.14	$1.06	$0.17
Weighted average common shares outstanding, basic and diluted	3,262,518	3,241,547	3,256,296	3,241,547

HOMETOWN BANKSHARES CORPORATION
Financial Highlights
(Unaudited)	Three	Three	Six	Six
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
PER COMMON SHARE
Earnings per share, basic and diluted	$0.07	$0.14	$1.06	$0.17
Book value			$7.87	$6.64

FINANCIAL RATIOS
Return on average assets	0.43%	0.66%	2.06%	0.48%
Return on average shareholders' equity	4.42%	7.66%	21.69%	5.64%
Net interest margin	3.86%	3.47%	3.82%	3.38%
Efficiency	69.38%	74.57%	70.42%	77.03%
Net charge-off to average loans (annualized)	0.86%	1.58%	0.44%	1.09%
Loans to deposits			82.05%	85.03%

ALLOWANCE FOR LOAN LOSSES
(in thousands)
Beginning balance	$4,169	$5,079	$3,979	$5,228
Provision for loan losses	512	266	702	514
Charge-offs	(551)	(1,027)	(551)	(1,425)
Recoveries	1	2	1	3
Ending balance	$4,131	$4,320	$4,131	$4,320

ASSET QUALITY RATIOS
Nonperforming loans to total loans			1.19%	0.76%
Nonperforming assets to total assets			3.19%	2.51%
Allowance for loan losses to total loans			1.57%	1.69%
Allowance for loan losses to nonaccrual loans			132.6%	222.7%

COMPOSITION OF RISK ASSETS
(in thousands)
Nonperforming assets:
90 days past due and accruing			$-	$-
Nonaccrual loans			3,114	1,940
Other real estate owned			8,888	6,921
Total nonperforming assets			$12,002	$8,861

Performing restructured loans			$6,395	$1,959
Nonperforming restructured loans included in nonaccrual loans above			$2,053	$-
Total restructued loans			$8,448	$1,959